January 2020 IR Presentation

Forward-Looking Statements This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance we will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: crude oil capacities; access to crude oil and condensate fields; EBITDA and capacities of our logistics assets; crude oil and condensate production, quality, pricing, price advantages and gathering; pipeline access; fertilizer distribution costs, netback pricing (and maximization thereof), marketing agreements and utilization rates; access to crude oils and shale oils; complexity; optionality of our marketing network; blending and RIN generation; product mix; conversion and distillate yields; strategic value of our locations; cost of operations; throughput and production; favorability of the macro environment including increased shale oil production, takeaway capacity, price advantages, product demand, growth of global economies sustainably or at all, price environment, impacts of IMO 2020 including the ability of CVR Energy, Inc. (“CVI”, “CVR Energy”, or the “Company”) to benefit therefrom, exports, unemployment, Renewable Identification Number (“RIN”) prices, deregulation and energy developments; crude oil and condensate differentials; crack spreads; diesel demand and gasoline production; demand for light sweet and heavy sour crude oil; exposure to Brent/WTI differential; liquid volume yield; impacts of Tier 3 including sulfur credit pricing, premium/subgrade spreads, octane value, ability of our refineries to comply with sulfur specifications and the impact of our capital projects; dividends and balance sheet strength; strategic initiatives including EHS improvements, RINs exposure, biodiesel blending, development of wholesale or retail businesses, expansion of optionality to process WCS, light shale oil and/or natural gasoline, liquid yield improvement at Wynnewood by 3.5% or at all, reduction of lost opportunities and capture rates; capital expenditures, turnaround expense and turnaround timing and activities; the crude optionality, Isom and HF mitigation projects including the costs, timing, returns, benefits and impacts thereof; global and domestic nitrogen demand and consumption; population growth; amount of arable farmland; biofuels consumption; diet evolution; product pricing and capacities; logistics optionality; rail access and delivery points; sustainability of production; demand growth and supply/demand imbalance; corn demand, stocks, uses, pricing, consumption, production, planting and yield; continued safe and reliable operations; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA, Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. 2

Mission and Values Our Guiding Principles Our mission is to be a top-tier North American petroleum refining and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. 3 3

Company Overview Mid-Continent Focused Refining & Fertilizer Businesses CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries. CVR Energy’s Petroleum segment is the larger of the two businesses and is comprised of two Mid-Continent complex refineries and associated logistics assets. Our Nitrogen Fertilizer business is comprised of our ownership of the general partner and 34 percent of the common units of CVR Partners, LP. Petroleum Segment Fertilizer Segment ➢ 2 strategically located Mid- ➢ CVI owns the general Continent refiners close to partner and 34% of the Cushing, Oklahoma common units of CVR ➢ 206,500 bpd of nameplate crude Partners, LP (NYSE: UAN) oil capacity ➢ 2 strategically located ➢ Direct access to crude oil and facilities serving the condensate fields in the Southern Plains and Corn Anadarko Basin Belt ➢ Complimentary logistic assets ➢ Well positioned to minimize with potential EBITDA of distribution costs and approximately $70 million per maximize net back pricing year ➢ Historical space on key pipelines ➢ Consistently maintained provides access to quality and high utilization rates at price advantaged crude oil – production facilities 100% exposure to WTI-Brent ➢ Marketing agreement with differential LSB Industries Pryor, OK, ➢ 97% liquid volume yield & 42% facility’s UAN production distillate yield(1) (1) Based on total throughputs; for the last twelve months ended September 30, 2019 4 4

PETROLEUM SEGMENT

Asset Footprint Strategically Located Assets near Cushing and SCOOP/STACK Mid-Continent Refineries Nameplate crude oil capacity of 206,500 bpd across two refineries • 3Q19 total throughput of 222,000 bpd Average complexity of 10.8 Located in Group 3 of PADD II Cushing & SCOOP/STACK Centric Refineries are strategically located ~ 100 to 130 miles from Cushing, OK Historical space on key pipelines Access to domestic conventional and locally gathered shale oils and Canadian crude oils Logistics Crude oil gathering system with access to over 250,000 bpd of production across Kansas, Nebraska, Oklahoma and Missouri • 3Q19 SCOOP/STACK gathering increased 20% Y/Y as we increased focus on these high quality crude oils Logistics asset portfolio includes over 430 miles of owned or JV pipelines, over 7 million barrels of total crude oil and product storage capacity and 39 LACT units 6

Strategically Located Mid-Con Refineries Multiple Takeaway Options Provide Product Placement Flexibility Marketing Network Optionality ➢ Marketing activities focused in central mid- continent area via rack marketing, supplying customers nearby and at terminals on third- party distribution systems ➢ Rack marketing enables the sale of blended products, allowing CVR to capture the RIN ➢ Majority of refined volumes flow north on Magellan system or NuStar pipelines ➢ Flexibility to ship product south into Texas markets as well ➢ Over 100 product storage tanks with shell capacity of over 4 million barrels across both refineries 7

High-Quality Refining Assets Favorable Product Mix and Low-Cost Operations Consolidated Favorable High Distillate Yield (1) Consolidated Low Cost Operator(2) (3) Total Throughput(2) Total Production(2) Heavy Canadian(4) Other(5) 3% Other(6) 6% Condensate 7% 5% Midland WTI 9% Regional 218,200 Shale Oil 43% Distillate 217,100 Gasoline bpd 42% bpd 51% WTI 34% (1) Based on crude oil throughputs (2) Based on total throughputs for the last twelve months ended September 30, 2019 (3) Operating expenses based on per barrel of total throughput (4) Currently have pipeline space up to 35,000 bpd but has historically been more economic to sell heavy crude oils in Cushing, Oklahoma (5) Other includes natural gasoline, isobutane, normal butane and gas oil 8 (6) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels fuel.

Favorable Macro Environment Supply and Demand Fundamentals Supportive of Constructive Outlook Feedstock Supply • Increasing U.S. shale oil production • Limited Canadian pipeline and rail takeaway capacity • Access to price-advantaged crude oils such as Canadian and Regional Shales Source: EIA Product Demand • Global economies aligned for sustainable growth • Sustained product demand driven by: • Lower price environment • Tier 3 Gasoline • IMO 2020 • Exports • Low Unemployment Source: EIA Regulatory Landscape • Constructive deregulation • Positive Energy development in the U.S. • Lower Y/Y RIN prices • Continued granting of SREs 9

Favorable Macro Environment Forward Crack Spreads and Crude Differentials Remain Attractive 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) Midland-Cushing and WTL-WTI Differentials ($/bbl) 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) Midland-Cushing & WTL-WTI Differentials ($/bbl) $30 $5 NYMEX 2-1-1 Group 3 2-1-1 Brent-WTI Midland - Cushing WTL - WTI $25 $0 $20 ($5) $15 Futures ($10) $10 Futures ($15) $5 $0 ($20) Jan-15 Oct-15 Jul-16 Apr-17 Jan-18 Oct-18 Jul-19 Apr-20 Jan-15 Oct-15 Jul-16 Apr-17 Jan-18 Oct-18 Jul-19 Apr-20 WCS – WTI Differential ($/bbl) WTI-Based ULSD Crack Spread ($/bbl) WCS-WTI Differential ($/bbl) WTI-based ULSD Crack ($/bbl) Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 $35 $0 $30 ($5) ($10) $25 ($15) $20 ($20) Futures ($25) $15 Futures ($30) $10 ($35) $5 ($40) ($45) $0 ($50) Jan-15 Oct-15 Jul-16 Apr-17 Jan-18 Oct-18 Jul-19 Apr-20 Source: Market view as of December 31, 2019 10

Well Positioned to Benefit from IMO 2020 & Tier 3 Gasoline

New Regulatory Standards Should Represent Tailwinds for CVR Energy

IMO 2020 Should be a Net Positive for the Industry

Background: Beginning January 1, 2020 the International Maritime Organization (IMO) is expected to enforce a new 0.5% global sulfur cap on marine fuel content, a significant reduction from the current limit of 3.5%.

Expected Market Impacts: 1) Increased demand for diesel, 2) decreased gasoline production as refiners shift gasoline feedstock to low-sulfur marine fuel oil production, 3) increased demand for light sweet crude oil, and 4) decreased demand for heavy sour crude.

Implications for CVR Energy: CVR Energy is well positioned to benefit from IMO 2020 impacts due to: 1) Peer-leading distillate yield of over 44% over the last twelve months(1), 2) 100% exposure to the Brent – WTI differential, and 3) high liquid volume yield of light products.

Annual EBITDA Sensitivity from $1/bbl change(2)



Brent - WTI Differential
$75M
Gasoline Crack
$41M
Distillate Crack
$33M
Gasoline & distillate represent 93% of LTM product slate
$0M
$10M
$20M
$30M
$40M
$50M
$60M
$70M
$80M

CVR Energy is Prepared to Meet Tier 3 Gasoline Specifications

Background: Also beginning January 1, 2020 all refineries will be required to meet the Tier 3 gasoline specifications requiring gasoline production to meet an annual 10 ppm average sulfur content. Refineries that have not invested in the hardware necessary to meet the specifications will be required to purchase sulfur credits to comply.

Expected Market Impacts: 1) Increase in the price of sulfur credits, 2) increase in the value of octane, widening the spread of premium gasoline over subgrade.

Implications for CVR Energy: CVR Energy currently produces 10ppm sulfur max gasoline at Wynnewood and has the capability to reduce the sulfur content at Coffeyville to meet Tier 3 specifications in 2020. In addition, several of the capital projects currently under evaluation (Coffeyville Crude Optionality, Wynnewood Isomerization Unit, Wynnewood HF Mitigation project) should all benefit from the potential widening of premium gasoline spreads resulting from Tier 3 specifications.

(1) Based on crude oil throughputs
(2) All other factors held constant; based on LTM crude throughput of 74.7 mmbbl, gasoline production 40.78mmbbl and distillate production of 33.2 mmbbl for the twelve months ended September 30, 2019

11

Industry Leading Dividend Yield & Leverage Best in Class Dividend and Balance Sheet Current Dividend Yield(1) over 2x Peer Group Average Dividend Payout Ratio Also >2x Peer Average Consistent Dividend Payouts Despite Oil Price Volatility Peer-Leading Leverage Position(1) (1) Based on closing prices on December 31, 2019 12

Strategic Initiatives

Focus on Maximizing Reliability, Increasing Feedstock Flexibility & Premium Production

CVR Energy

Environmental, Health and Safety	Continue to improve in all Environmental, Health and Safety matters. Safety is Job 1 ✓ 2019 total recordable incident rates declined 13% Y/Y, following a reduction of over 50% in 2018
Focus on Crude Quality & Differentials	Leverage our strategic location and our proprietary gathering system to deliver high quality and cost-efficient crude oil to our refineries ✓ Increased 3Q19 SCOOP gathering by over 20% Y/Y as we eliminated activity in other non-strategic regions. Gathering approx. 150,000 bpd in the SCOOP, working toward 200,000 bpd goal
Reduce our RIN Exposure	Reduce our RIN exposure through increased biodiesel blending and building a wholesale/retail business ✓ Internal RINs generation increased to 22% for 2019, an increase of 25% since the beginning of *'18, in part by blending biodiesel across both refinery racks and selling more aviation fuel*
Expand Coffeyville Feedstock Flexibility	Expand our optionality to process additional light shale oil, condensate and natural gasoline at the Coffeyville refinery ✓ Project under development; potential capital investment of $200M if approved, with expected returns over 40%
Increase Liquid Yields at Wynnewood	Improve liquid yield recovery at the Wynnewood refinery by 3.5% ✓ Benfree repositioning project placed in service 1Q19. Board recently approved Isomerization project; expected capital investment of $117M with expected returns over 40%.
Reduce Lost Opportunities	Reduce lost opportunities and improve capture rates ✓ Lost profit opportunities through September 2019 were less than 4% of gross margin, well below 2018 levels of approximately 7%

13

Long-Term Value Creation Projects

Increase Feedstock Flexibility & Improve Liquid Yield at Coffeyville

Crude Optionality at Coffeyville

If approved, this project would increase Coffeyville's capacity to run natural gasoline to 10,000 bpd and/or increase light shale crude oil and condensate processing

- Additional naphtha hydrotreating capacity
- Additional C5 / C6 isomerization capacity
- Create Tier III gasoline flexibility / premium production

Schedule A engineering design is complete and now finalizing detailed cost estimate

Timing for completion is expected to be in 2022-2023

Total capital cost currently estimated at approximately $200 million

Group 3 Gasoline vs. Conway Natural Gasoline ($/gal)



$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
YTD Spread ~$0.58/gal, over $24/bbl
Group 3 Suboctane
Conway Natural Gasoline
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19

The impact of Tier 3 Gasoline specs on this spread in 2020 is yet to be determined

Project Economics

Total Capital Spend Estimate: $200 million

Expected Internal Rate of Return: 40% or higher

Potential Annual EBITDA Uplift: $80 million+[(1)]

(1) A reconciliation of this non-GAAP measure has not been provided because the method by which the project could be funded has not been determined. Further, changes in project cost estimates and timing of cash flows could have a significant impact on a reconciliation of projected EBITDA to net income.

14

Long-Term Value Creation Projects

Increase Feedstock Flexibility & Improve Liquid Yield

Isomerization Unit at Wynnewood

Intended to:

- Run more SCOOP/STACK light crude oils and condensates
- Improve liquid volume yield and increase distillate yield
- Increase capability to produce additional premium gasoline (typically >$0.25/gal. uplift)
- Reduce benzene content of gasoline – generate more credits

Schedule A design work is complete, including detailed engineering and equipment purchases

Achieved Board approval at the end of 2019, subject to continuing internal project approval processes

Project completion targeted for 2022

Group 3 Premium Gasoline Spread over Subgrade ($/gal)



YTD Spread ~$0.26/gal, over $11/bbl
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19

Project Economics

Total Capital Spend Estimate: $117 million

Expected Internal Rate of Return: 40% or higher

Potential Annual EBITDA Uplift: $34 million+(1)

(1) A reconciliation of this non-GAAP measure has not been provided because the method by which the project could be funded has not been determined. Further, changes in project cost estimates and timing of cash flows could have a significant impact on a reconciliation of projected EBITDA to net income.

15

Long-Term Value Creation Projects

Environmental Mitigation Project with Liquid Yield Enhancement

HF Mitigation Project at Wynnewood

Intended to:

- Eliminate the use of hydrofluoric (HF) acid catalyst in the alkylation unit
- Also expected to increase liquid yield and production of premium gasoline at Wynnewood

HF mitigation alone would cost approximately $36 million with no EBITDA uplift. Currently evaluating multiple technologies to replace the HF acid catalyst while also adding yield enhancements.

Expect to complete Schedule A engineering design in mid-2020

If approved, timing for project completion is expected to be in 2022

Potential to implement similar design at Coffeyville



Project Economics

Total Capital Spend Estimate: $90 million

Expected Internal Rate of Return: 40% or higher on net spending of $54 million

Potential Annual EBITDA Uplift: $29 million+(1)

(1) A reconciliation of this non-GAAP measure has not been provided because the method by which the project could be funded has not been determined. Further, changes in project cost estimates and timing of cash flows could have a significant impact on a reconciliation of projected EBITDA to net income.

16

Capital Expenditures and Turnarounds Disciplined Approach to Capital Spending $250 2019 Total Capex budget of $115M - $125M $200 Environmental and Maintenance spending $150 planned at $95M - $100M $M $100 Growth capex budgeted at $20M - $25M $50 ➢ Approximately $4M - $8M of growth-related projects will require additional approvals before $0 moving forward 2014 2015 2016 2017 2018 2019e Environmental & Maintenance Growth $250 2019 Turnaround spending planned at $40M - $45M $200 Wynnewood refinery turnaround completed as $150 planned in 1Q19, on time and under budget $M $100 Coffeyville refinery turnaround expected in $50 Spring of 2020 – FCC, alky and associated hydrotreating units $0 2014 2015 2016 2017 2018 2019e ➢ 2019 budget includes some planning costs ahead Turnaround spending of the 2020 turnaround Note: As of September 30, 2019 17

FERTILIZER SEGMENT

Solid Trends in Fertilizer Demand Growth Global and Domestic Demand for Nitrogen Remains Strong Global nitrogen consumption increased Global Nitrogen Consumption by 15% between 2008 and 2018 driven by: 140 ➢ Population growth 130 120 ➢ Decrease in arable farmland per capita 110 ➢ Biofuel consumption 100 90 ➢ Continued evolution to more protein- Million Tonnes 80 based diets in developing countries 70 60 50 2010 2011 2012 2013 2016 2017 2018 2019 2022 2023 2024 2025 2028 2029 2030 2014 2015 2020 2021 2026 2027 Global Arable Land per Capita US Nitrogen Consumption 14.0 13.5 13.0 12.5 12.0 11.5 Million Million Tonnes 11.0 10.5 10.0 2012 2013 2014 2016 2017 2018 2020 2021 2022 2024 2025 2026 2028 2029 2030 2010 2011 2015 2019 2023 2027 Source: Fertecon, World Bank 19

U.S Nitrogen Supply & Demand Supply and Demand Picture is More Balanced Corn Stocks to Use Compared to Netback Fertilizer Pricing US Nitrogen Supply ➢ Nitrogen fertilizers represent approximately 15% of farmers’ cost structure and significantly improves yields ➢ UAN prices increased $37/ton, through the first nine months of 2019, or 22% Y/Y ➢ Major global nitrogen capacity build cycle largely complete in 2017/2018. Additional tons have been absorbed by the market ➢ Product demand currently expected to exceed new supply for the next several years Source: NPK Fertilizer Consultant, USDA, Blue Johnson and Associates, Inc. 20

Strong Demand for Corn in the U.S.

Increasing Corn Consumption is Positive for Nitrogen Demand

- Corn has a variety of uses and applications, including feed grains, ethanol for fuel and food, seed and industrial (FSI)
- Feed grains
  - ~96% of domestic feed grains are supplied by corn
  - Consumes ~37% of annual corn crop(1)
- Ethanol
  - Consumes ~37% of annual corn crop(1)
- Corn production driven more by yield than acres planted
- Nitrogen is low on the cost curve for farmers

U.S. Domestic Corn Use


(Bushels in billions)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
'98 - '18 CAGR: 2.7%
1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018
Feed / Residual Use
Ethanol
Seed & Industrial

Domestic Corn Planted Acres and Yield per Acre


Million planted acres
Bushels per harvested acre
120
100
80
60
40
20
0
200
180
160
140
120
100
80
60
40
20
0
1926 1930 1934 1938 1942 1946 1950 1954 1958 1962 1966 1970 1974 1978 1982 1986 1990 1994 1998 2002 2006 2010 2014 2018
Planted acres
Yield per acre

Source: USDA Economic Research Service and USDA WASDE.

(1) Based on 2014 – 2018 average.

21

Strategically Located Assets Well-Positioned in Premium Pricing Regions ➢ Large geographic footprint serving the Southern Plains and Corn Belt region ➢ Well positioned to minimize distribution costs and maximize net back pricing ➢ New rail loading rack at Coffeyville increases logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points ➢ Production sustainability due to storage capabilities at the plants and offsite locations ➢ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production 22

Key Operating Statistics Consistent High Utilization at Both Facilities Consolidated Production Volumes Ammonia Utilization(1) Consolidated Feedstocks Costs(2) Consolidated Sales Revenue(2)(3) (1) Adjusted by planned turnarounds. (2) For the last twelve months ended September 30, 2019. 23 (3) Excludes freight.

Capital Expenditures and Turnaround Expenses Primarily Focused on Maintenance Spending East Dubuque Merger on 2019 Total Capex budget of $20M - $25M $30 April 1, 2016 $25 Environmental and Maintenance spending $20 planned at $18M - $20M $15 $M Growth capex budgeted at $2M - $5M $10 ➢ Growth capex budget comprised of a number of $5 smaller projects $0 2014 2015 2016 2017 2018 2019e Maintenance Growth East Dubuque Merger on 2019 Turnaround spending planned at $9M $10.0 April 1, 2016 $8.0 East Dubuque turnaround completed in October 2019 $6.0 $M Coffeyville and East Dubuque are on $4.0 alternating two-year turnaround schedules $2.0 Turnarounds have historically lasted two to $0.0 three weeks and cost approximately $7M 2014 2015 2016 2017 2018 2019e Turnaround spending Note: As of June 30, 2019 24

APPENDIX

Non-GAAP Financial Measures EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Adjusted EBITDA as it relates only to our Fertilizer segment represents EBITDA adjusted to exclude consolidated turnaround expense and other non-recurring items which management believes are material to an investor’s understanding of the Company’s underlying operating results. Available Cash for Distribution represents Adjusted EBITDA reduced for cash reserves established by the board of directors of CVR Partners, LP’s general partner for (i) debt service, (ii) maintenance capital expenditures, (iii) turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of CVR Partners L.P.’s general partner. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for the Company’s Petroleum segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period. Refining Margin represents the difference between the Company’s Petroleum segment net sales and cost of materials and other. Refining Margin adjusted for Inventory Valuation Impact represents Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories recognized in prior periods. The Company records its commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes we hold in inventory can have favorable or unfavorable impacts on its refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry. Refining Margin and Refining Margin adjusted for Inventory Valuation Impact, per Throughput Barrel represents Refining divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document 26

Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Energy, Inc.	2015	2016	2017	2018	4Q 2018	1Q 2019	2Q 2019	3Q 2019	LTM
Net Income	$ 350	$ 10	$ 258	$ 366	$ 95	$ 102	$ 128	$ 104	$ 429
Add: Interest expense and other financing costs, net of interest income	47	83	109	102	23	26	26	26	101
Add: Income tax expense (benefit)	105	(19)	(220)	79	14	35	41	34	124
Add: Depreciation and amortization	199	229	258	274	71	67	78	71	287
EBITDA	**$ 701**	**$ 303**	**$ 405**	**$ 821**	**$ 203**	**$ 230**	**$ 273**	**$ 235**	**$ 941**

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	4Q 2018	1Q 2019	2Q 2019	3Q 2019	LTM
Refining margin	$ 279	$ 317	$ 308	$ 334	$ 1,238
Divided by: total throughput barrels	20	19	20	20	80
Refining margin per throughput barrel	$ 13.79	$ 16.55	$ 15.66	$ 16.34	$ 15.55
Inventory valuation impacts	$ 77	$ (32)	$ -	$ 1	$ 46
Refining margin, excluding inventory valuation impacts	356	285	308	335	1,284
Divided by: total throughput barrels	20	19	20	20	80
Refining margin, excluding inventory valuations impacts, per throughput barrel	**$ 17.62**	**$ 14.88**	**$ 15.68**	**$ 16.37**	**$ 16.12**

Direct Operating Expense per throughput barrel	4Q 2018	1Q 2019	2Q 2019	3Q 2019	LTM
Direct operating expenses	$ 92	$ 91	$ 86	$ 91	$ 364
Throughput (bpd)	221,481	212,806	216,283	222,000	218,177
Total Throughput (mm bbls)	20	19	20	20	80
Direct operating expenses per total throughput barrel	**$ 4.45**	**$ 4.75**	**$ 4.40**	**$ 4.46**	**$ 4.57**

Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q19. These amounts are unaudited.

27

Non-GAAP Financial Measures

(In USD Millions)

CVR Partners, LP	2015	2016	2017	2018	4Q 2018	1Q 2019	2Q 2019	3Q 2019	LTM
Net Income (loss)	$ 62	$ (27)	$ (73)	$ (50)	$ (1)	$ (6)	$ 19	$ (23)	$ (12)
Add: Interest expense and other financing costs, net of interest income	7	49	63	63	16	16	16	16	63
Add: Income tax expense (benefit)	-	0	0	(0)	(0)	(0)	0	-	(0)
Add: Depreciation and amortization	28	58	74	72	19	17	25	18	78
EBITDA	**$ 97**	**$ 80**	**$ 64**	**$ 84**	**$ 33**	**$ 26**	**$ 60**	**$ 11**	**$ 129**
Add: Turnaround expenses	7	7	3	6	-	-	0	7	7
Add: Loss on extinguishment of debt	-	5	-	-	-	-	-	-	-
Add: Expenses associated with the East Dubuque Facility acquisition	2	3	-	-	-	-	-	-	-
Adjusted EBITDA	**$ 107**	**$ 95**	**$ 67**	**$ 90**	**$ 33**	**$ 26**	**$ 60**	**$ 18**	**$ 136**

(In USD Millions)

CVR Partners, LP	2015	2016	2017	2018	4Q 2018	1Q 2019	2Q 2019	3Q 2019	LTM
Adjusted EBITDA	$ 107	$ 95	$ 67	$ 90	$ 33	$ 26	$ 60	$ 18	$ 136
Less: Debt service	(6)	(46)	(60)	(59)	(15)	(15)	(15)	(15)	(59)
Less: Maintenance capital expenditures	(10)	(14)	(14)	(15)	(4)	(3)	(1)	(7)	(15)
Less: Turnaround expenses	(7)	(7)	(3)	(6)	-	-	(0)	(7)	(7)
Less: Cash reserves for future operating needs	-	-	-	-	-	-	(5)	-	(5)
Less: Cash reserves for future turnaround expenses	(8)	-	-	-	-	-	(7)	-	(7)
Less: Cash reserves for maintenance capital expenditures	-	-	-	-	-	-	(16)	-	(16)
Less: Expenses associated with East Dubuque Facility acquisition	(2)	(3)	-	-	-	-	-	-	-
Add: Impact of purchase accounting	-	13	-	-	-	-	-	-	-
Add: Available cash associated with East Dubuque 2016 first quarter	-	6	-	-	-	-	-	-	-
Add: Release of previously established cash reserves	7	-	-	-	-	-	-	18	18
Available cash for distribution	**$ 81**	**$ 45**	**$ (10)**	**$ 10**	**$ 14**	**$ 8**	**$ 15**	**$ 8**	**$ 45**

28

Non-GAAP Financial Measures Reconciliation of Projected Logistics Net Income to Projected Logistics EBITDA (Annual, USD Millions) Projected Logistics Net Income $ 49 to $ 55 Income tax expense 10 to 12 Depreciation & amortization 6 to 8 Projected Logistics EBITDA $ 65 to $ 75 Note: reconciliation above excludes non-controlling interest impacts as those are not estimable 29

2019 Estimated Capital Expenditures 2018 Actual 2019 Estimate (1)(2) Maintenance Growth Total Maintenance Growth Total Low High Low High Low High Petroleum $ 62 $ 17 $ 79 $ 95 $ 100 $ 20 $ 25 $ 115 $ 125 Nitrogen Fertilizer 15 4 19 18 20 2 5 20 25 Other 4 - 4 10 15 - - 10 15 Total $ 81 $ 21 $ 102 $ 123 $ 135 $ 22 $ 30 $ 145 $ 165 (1) Total 2019 estimated capital expenditures includes approximately $4 to $8 million of growth-related additional approvals before commencement (2) Total 2019 estimated capital expenditures does not include planned Turnaround spending of $50 to $55 million 30

Simplified Organizational Structure 31